UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                        March 10, 2014

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2014, Accelerate Diagnostics, Inc. (the “Company”) entered into a Standby Purchase Agreement with the Jack W. Schuler Living Trust (the “Schuler Trust”) and the Schuler Family Foundation (the “Schuler Foundation,” and together with the Schuler Trust, the “Standby Purchasers”), pursuant to which the Standby Purchasers have agreed to purchase, at the prevailing subscription price, any and all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), not subscribed for by the Company’s stockholders pursuant to the exercise of their subscription privileges in connection with the rights offering described in Item 8.01 below.

The trustee of the Schuler Trust and the President of the Schuler Foundation is Jack Schuler, who is a director of the Company. No fees or other consideration will be paid by the Company to the Standby Purchaser in exchange for their commitment to purchase any and all unsubscribed shares of Common Stock following the rights offering. Any shares of Common Stock issued to the Standby Purchasers in connection with the standby purchase commitment described above will be “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, as amended. The Schuler Trust is a current stockholder of the Company, and the Schuler Trust has informed the Company that it will exercise its Subscription Privilege. In light of the Standby Purchasers’ commitment, the Company anticipates that it will receive $45,000,000 in proceeds (before expenses) if the rights offering is completed.

The Standby Purchase Agreement also contains other provisions, including conditions to closing, termination rights, and representations, warranties and covenants of the Company and the Standby Purchasers, that are customary for agreements of this type.

The Standby Purchase Agreement was filed as Exhibit 10.1 to the Company’s Form S-3 Registration Statement (No. 333-194474) filed on March 10, 2014 and is incorporated by reference herein, and the summary set forth above is qualified by reference to the full text of the Standby Purchase Agreement.

Item 8.01	Other Events.

On April 7, 2014, Accelerate Diagnostics, Inc. (the “Company”) issued a press release to publicly announce its plans to complete a rights offering to existing holders of its Common Stock. The Company anticipates that the rights offering will commence with the distribution of the final prospectus and related materials to stockholders on or about April 11, 2014.

Under the terms of the rights offering, the Company is distributing, at no charge to the holders of its common stock as of 5:00 p.m., New York City time, on March 14, 2014, which was established as the record date for the rights offering, approximately 0.063921 non-transferable subscription rights for each share of common stock owned on the record date, as more fully described in the prospectus relating to the rights offering. Each whole subscription right will allow the holder thereof to subscribe to purchase one share of common stock at a subscription price of $16.80 per share. In the aggregate, the Company intends to issue up to 2,678,571 shares of common stock in connection with the rights offering.

The subscription rights may be exercised until 5:00 p.m. New York City time, on April 28, 2014, as more fully described in the prospectus. The rights offering period may not be extended.  Any fractional rights remaining after aggregating all of the subscription rights issued to a stockholder will be rounded down to the nearest whole number, and no stockholder will receive any shares with respect to fractional rights that are rounded down.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated March 10, 2014, among the Registrant and the Jack W. Schuler Living Trust and the Schuler Family Foundation (incorporated by reference to Exhibit 10.1 to the Form S-3 Registration Statement (No. 333-194474) filed by the Registrant on March 10, 2014)

99.1	Press Release issued by the Registrant on April 7, 2014, entitled “Accelerate Diagnostics Commences Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)

Date: April 8, 2014	/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated March 10, 2014, among the Registrant and the Jack W. Schuler Living Trust and the Schuler Family Foundation (incorporated by reference to Exhibit 10.1 to the Form S-3 Registration Statement (No. 333-194474) filed by the Registrant on March 10, 2014)

99.1	Press Release issued by the Registrant on April 7, 2014, entitled “Accelerate Diagnostics Commences Rights Offering” (filed herewith)